SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 12/31/2005
FILE NUMBER 811-2699
SERIES NO.: 8


74U.     1.   Number of shares outstanding (000's omitted)
              Class A                     107,615
         2.   Number of shares outstanding of a second class of open-end company shares (000's omitted)
              Class B                      52,437
              Class C                      17,663
              Class R                         972
              Institutional Class           5,986

74V.     1.   Net asset value per share (to nearest cent)
              Class A                     $ 34.22
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B                     $ 32.09
              Class C                     $ 32.08
              Class R                     $ 34.00
              Institutional Class         $ 34.95